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                                                                      EXHIBIT 21

                             DRS TECHNOLOGIES, INC.
                SUBSIDIARIES OF THE COMPANY AS OF MARCH 31, 2002

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                                                                   STATE OR COUNTRY
SUBSIDIARY                                                         OF INCORPORATION
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
DRS Electronic Systems, Inc.................................  Delaware
DRS Technical Services, Inc.................................  Delaware
DRS Systems Management Corporation..........................  Delaware
Laurel Technologies Partnership.............................  Delaware
DRS Surveillance Support Systems, Inc.......................  Delaware
DRS Precision Echo, Inc.....................................  Delaware
DRS Data Systems, Inc.......................................  Delaware
DRS Photronics, Inc.........................................  New York
DRS Optronics, Inc..........................................  Delaware
DRS Sensors & Targeting Systems, Inc........................  Delaware
DRS Technologies Canada, Inc................................  Delaware
DRS Technologies Canada Company.............................  Canada (Nova Scotia)
DRS Hadland Ltd.............................................  United Kingdom
DRS Hadland GmbH............................................  Federal Republic of Germany
DRS Hadland, Inc............................................  Delaware
DRS Air, Inc................................................  Delaware
DRS Systems, Inc............................................  Delaware
DRS International, Inc......................................  Delaware
NAI Technologies, Inc.......................................  New York
DRS Rugged Systems (Europe) Ltd.............................  United Kingdom
DRS Rugged Systems (Australia) Pty. Ltd.....................  Australia
DRS Data Systems (Europe) Ltd...............................  United Kingdom
DRS Rugged Systems (Europe) Products Ltd....................  United Kingdom
DRS Advanced Programs, Inc..................................  New York
DRS FPA, Inc................................................  Delaware
DRS Infrared Technologies, LP...............................  Delaware
DRS Sensor Systems, Inc.....................................  Delaware
DRS Technologies Canadian Capital Corporation...............  Canada (Nova Scotia)
DRS Technologies Capital Company, Inc.......................  Canada (Nova Scotia)
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